Exhibit 2.1

State of Delaware Secretary of State Division of Corporations Delivered 01:40 PM 06/15/2021 FILED 01:40 PM 06/15/2021 SR 20212453144 - FileNumber 6001381

CERTIFICATE OF FORMATION OF

ARRIVE COLLECTION LLC

This Certificate of Formation is being executed as of July 15th, 2021 for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6, Del.C. §§ 18-101, et seq. (the “Delaware Act”).

The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

1.	Name. The name of the limited liability company is Arrive Collection LLC (the “Company”).

2.	Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 8 The Green, STE A, Dover, DE 19901. The registered agent of the Company for service of process at such address is A Registered Agent, Inc.

3.	Notice of Limitation of Liabilities of Series. Notice is hereby given that pursuant to Section 18-215 of the Delaware Act, the Company is or may hereafter be constituted as a series limited liability company and that pursuant to Section 180-215(b) of the Delaware Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company shall be enforceable against the assets of such series only and not against the assets of the Company generally or any other series thereof, and, unless otherwise provided in the limited liability company agreement of the Company, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

/s/ Corey Ashton Walters
Corey Ashton Walters Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 12:21 PM 07/06/2021 FILED 12:21 PM 07/06/2021 SR 20212630254 - FileNumber 6001381

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Arrive Collection LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

Paragraph 1 of the Certificate of Formation is amended to read:

I.	Name. The name of the limited liability company is Here 001 LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 2nd day of July, A.D. 2021.

By:	/s/ Corey Ashton Walters
Authorized Person(s)

Name:	Corey Ashton Walters
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 11:23 AM 01/11/2022 FILED 11:23 AM 01/11/2022 SR 20220089018 - File Number 6001381

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Here 00l LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

Paragraph 1 of the Certificate of Formation is amended to read:

1.	Name. The name of the limited liability company is Here Collection LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 10th day of January, AD. 2022.

By:	/s/ Corey Ashton Walters
Authorized Person(s)

Name:	Corey Ashton Walters
Print or Type

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